Exhibit 23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-152341 and No. 333-154962) and Forms S-8 (No. 333-139248, No. 333-131257, No. 333-124172, No. 333-34125, No. 333-36440, No. 333-55346, No. 333-75752, No. 333-82422, No. 333-88613, No. 333-108105, No. 333-50452 and No. 333-152342) of CBS Corporation of our report dated February 25, 2009 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 25, 2009